UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Center Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

This amendment is being filed to reflect a revised schedule of audit fees on page 21 of the Proxy Statement.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2007

TO THE SHAREHOLDERS OF CENTER FINANCIAL CORPORATION:

The Annual Meeting of Shareholders of Center Financial Corporation will be held at the Olympic Office of Center Bank, 2222 West Olympic Boulevard, Los Angeles, California 90006 on Wednesday, May 23, 2007 at 6:00 p.m.

At the annual meeting, you will be asked to consider and vote on the following matters:

1. Election of Directors. Electing the following four individuals to serve as Class I directors until the 2009 annual meeting of shareholders and until their successors are elected and qualified:

David Z. Hong	Sang Hoon Kim
Chang Hwi Kim	Jae Whan Yoo

2. Ratification of Appointment of Accountants. Ratifying the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2007.

3. Transacting such other business as may properly come before the meeting and any and all adjournments thereof.

The Board of Directors recommends that you vote in favor of the election of the above nominees and in favor of Proposal 2.

Only shareholders of record at the close of business on March 26, 2007 are entitled to notice of and to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card in the postage paid envelope provided, so that as many shares as possible may be represented. The vote of every shareholder is important and we will appreciate your cooperation in returning your executed proxy promptly. Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting. Please indicate on the proxy whether or not you expect to attend.

We appreciate your continuing support and look forward to seeing you at the annual meeting.

DATED: April 27, 2007	By Order of the Board of Directors Lisa Kim Pai Secretary

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007. Grant Thornton audited the Company’s financial statements for the year ended December 31, 2006. Although not required to do so, the Board of Directors has chosen to submit this proposal to the vote of the shareholders in order to ratify the Audit Committee’s appointment. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Grant Thornton are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees

The aggregate fees billed by Grant Thornton for the fiscal years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit fees[28]	$709,463	$594,570
Audit related fees	—	57,012
Tax fees	41,688	—
All other fees	—	—

Total	$751,151	$651,582	[29]

None of the fees paid to Grant Thornton during 2006 and 2005 were paid under the de minimis safe harbor exception from pre-approval requirements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

At a meeting on June 15, 2005, the Audit Committee dismissed Deloitte & Touche as the Company’s principal independent accountant. At the same meeting, the Audit Committee selected the accounting firm of Grant Thornton LLP as the independent accountant for the Company’s 2006 fiscal year.

Deloitte & Touche audited the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003. Deloitte & Touche’s report on the Company’s financial statements for those two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Company’s financial statements for the fiscal year ended December 31, 2004 also included a paragraph relating to the audit of the Company’s internal control over financial reporting, which contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness which is described below.

[28]	Includes fees paid for the audit of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

[29]

The amount does not include fees paid to Deloitte & Touche in 2005 relating to the restatement of the Company’s financial statements for the years ended December 31, 2002 through 2004 and the quarters ended March 31, and June 30, 2005.

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